Advanced Emissions Solutions Reports Second Quarter 2023 Results
Timeline for capital projects remains on track and in line with expectations
GREENWOOD VILLAGE, Colo., August 9, 2023 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES") a leader in activated carbon environmental solutions for power generation, industrial, municipal water purification and remediation markets, today filed its Quarterly Report on Form 10-Q and reported financial results for the quarter ended June 30, 2023.
Business Highlights
•Completed the integration of Arq teams, systems and assets.
•Submitted the last permit needed for Red River Plant to begin construction
•Purchases of various long-lead time components related to the expansion projects has begun.
•Continued progress on capital projects to expand product offerings to include granular activated carbons.
Financial Highlights
•Second quarter consumables revenue was $20.4 million compared to $24.7 million in the prior year period.
•Second quarter net loss was $5.9 million compared to net loss of $0.3 million in the prior year period.
•Second quarter Consolidated Adjusted EBITDA loss was $3.0 million compared to Consolidated Adjusted EBITDA of $2.2 million in the prior year period.
•Cash balances as of June 30, 2023, including restricted cash, totaled $67.6 million, compared to $76.4 million as of December 31, 2022.
“I’ve spent my first few weeks as CEO visiting our manufacturing facilities at Red River and Corbin and meeting with team members across the organization,” said Robert Rasmus, CEO of ADES. “It’s clear that the combination of Arq and ADES has created a unique, sustainable and vertically integrated business, capable of producing a valuable product in a very attractive and growing market. I’ve been impressed by the talented group of people within the Company as well as our significant infrastructure and facilities – combined, these will enable us to execute on our business plan in a low-risk manner. Our goal is to be the safest, lowest-cost producer, and most profitable company in the industry – in the process delivering significant shareholder returns. Crucially, we can achieve this while delivering a cleaner, more sustainable future. This transformation will not be without its challenges, but with good execution and focus, I am confident in our team’s ability to deliver."
Rasmus continued, “Although lower than expected natural gas pricing impacted demand for some of our existing products, this dynamic underscores the need for enhanced feedstocks and expanded product offerings, including granular activated carbon products that our capital projects will enable. The initial phase of our collective capital improvement plan remains on track and is progressing well. Our complete focus will be on execution to ensure we meet our project milestones as expected. I look forward to sharing a review of our capital spend, cost structure and timeline in due course.”
Second Quarter and First Half 2023 Results
Second quarter revenues and costs of revenues were $20.4 million and $15.3 million, respectively, compared to $24.7 million and $19.9 million for the second quarter of 2022. First half revenues and costs of revenues were $41.3 million and $32.5 million, respectively, compared to $51.1 million and $41.4 million for the comparable period in the prior year. The revenue declines were the result of lower sales of consumables products due to lower natural gas prices which negatively impacted the Company’s Power Generation customers, partially offset by higher average selling prices for consumables products. While volumes have declined, the gross margin per pound has improved from prior year due to higher average selling prices and managing costs.
Second quarter other operating expenses were $11.2 million compared to $7.6 million for the second quarter of 2022. First half other operating expenses were $22.7 million compared to $15.8 million in the prior year period. The increases were mainly the result of higher payroll and benefits expense as well as higher legal and professional fees associated with the Company’s strategic review process and closing of the acquisition of substantially all of the subsidiaries of Arq.
Second quarter operating loss was $6.1 million compared to $2.7 million in the prior year. First half operating loss totaled $13.9 million compared to an operating loss of $6.1 million in the prior year. The declines were mainly the result of lower consumables revenues driven by the aforementioned factors and higher operating expenses.
Second quarter interest expense was $0.8 million, compared to $0.1 million in the second quarter of 2022. First half interest expense was $1.4 million compared to $0.2 million in the prior year period. The increases were primarily driven by incremental interest expense on the Company’s $10.0 million term loan.
The Company did not recognize any income tax expense or benefit for the second quarter of 2023 or 2022. The Company recognized a small income tax benefit during the first half of 2023, compared to not recognizing any income tax expense or benefit in the first half of 2022.
Second quarter net loss was $5.9 million compared to a net loss of $0.3 million in the prior year. First half net loss was $13.4 million compared to net loss of $3.4 million in the prior year. The declines were the result of lower operating earnings.
Second quarter Consolidated Adjusted EBITDA loss was $3.0 million compared to Consolidated Adjusted EBITDA of $2.2 million in the prior year period. First half Consolidated Adjusted EBITDA loss was $10.7 million compared to Consolidated Adjusted EBITDA of $3.1 million for the comparable period in 2022. The decline in Consolidated Adjusted EBITDA was mainly the result of the larger net loss, which included $4.9 million of transaction and integration costs related to the Arq acquisition. See note below regarding the use of the non-GAAP financial measure Adjusted EBITDA and a reconciliation to the most comparable GAAP financial measure.
Capital Spending and Balance Sheet
The Company expects to incur between $40 to 45 million in capital expenditures in 2023, driven by enhanced manufacturing and processing capabilities to enable future granular activated carbon production and amounts for the completed plant turnaround, as well as the completion of certain planned projects that were started in 2022 and were scheduled to be completed during the turnaround.
First half capital expenditures totaled $10.4 million compared to $2.9 million in the prior year. The increase was the result of initial costs of the growth capital projects as well as higher spend associated with the annual turnaround.
Cash balances as of June 30, 2023, including restricted cash, totaled $67.6 million, compared to $76.4 million as of December 31, 2022.
Total debt, inclusive of financing leases, as of June 30, 2023, totaled $21.4 million compared to $4.6 million as of December 31, 2022. The increase was driven by the term loan entered into in conjunction with the Arq acquisition as well as the assumption of Arq's loan upon the acquisition of Arq.
Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 9:00 a.m. Eastern Time on Thursday, August 10, 2023. The conference call webcast information will be available via the Investor Resources section of ADES's website at www.advancedemissionssolutions.com. Individuals wishing to join the call by phone may obtain a dial in by registering at https://conferencingportals.com/event/PmITaFMA or the webcast at http://events.q4inc.com/attendee/558891190. A supplemental investor presentation will be available on the Company's Investor Resources section of the website prior to the start of the conference call.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA brings together ADA Carbon Solutions, LLC, a leading provider of powder activated carbon ("PAC") and ADA-ES, Inc., the providers of ADA® M-Prove™ Technology.  We provide products and services to control mercury and other contaminants at coal-fired power generators and other industrial companies. Our broad suite of complementary products control contaminants and help our customers meet their compliance objectives consistently and reliably.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

FluxSorb, LLC, formed in 2022, is an emerging technology company that introduces highly engineered activated carbons with a focus on the emerging remediation markets. Our vision is to partner with our customers to collaborate, develop and deploy best in class activated carbon solutions to meet even the most extreme challenges.

Arq is an environmental technology business founded in 2015 that has developed a novel process for producing specialty carbon products from coal mining waste. Arq has the technology and large-scale manufacturing facilities to produce a micro-fine hydrocarbon powder, Arq powder™, that can be used as a feedstock to produce activated carbon and as an additive for other products.
Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. When used in this press release, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as business strategy, goals and expectations concerning the combination of ADES and Arq (including future operations, future performance and results). The forward-looking statements may further include expectations on future demand for our APT products, pressure on APT margins and acceptance of price increases, timing and impact of the sale of Marshall Mine, LLC, our ability to integrate Arq’s assets and operations, our ability to achieve commercial scale GAC production within the North American market, our ability to secure customers and develop sales channels for GAC products and other markets, among other matters. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: the effect of the combination of ADES and Arq on the Company’s ability to hire key personnel, its ability to maintain relationships with customers, suppliers and others with whom it does business, or its results of operations and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the ability to continue to meet Nasdaq listing standards; costs related to the acquisition of Arq; opportunities for additional sales of our lignite activated carbon products and end-market diversification; our ability to meet customer supply requirements; the ability to successfully integrate Arq’s business; the ability to develop and utilize Arq’s products and technology and the expected demand for those products; the rate of coal-fired power generation in the United States; timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them, the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations; Internal Revenue Service interpretations or guidance, accounting rules, any pending court decisions, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which we operate; loss of key personnel; as well as other factors relating to our business, as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this press release. Such changes in our intentions my also cause or results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. The forward-looking statements speak only as to the date of this press release.
Non-GAAP Financial Measures
This press release presents certain supplemental financial measures, including Consolidated EBITDA and Consolidated Adjusted EBITDA, which are measurements that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Consolidated EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Consolidated Adjusted EBITDA is defined as Consolidated EBITDA reduced by the non-cash impact of equity earnings from equity method investments and gain on sale of Marshall Mine, increased by cash distributions from equity method investments, loss on early settlement of a long-term receivable and loss on change in estimate, asset retirement obligations. Consolidated EBITDA and Consolidated Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance.
Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com

TABLE 1
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
(in thousands, except share data)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$58,770	$66,432
Receivables, net	10,307	13,864
Inventories, net	23,038	17,828
Prepaid expenses and other current assets	7,554	7,538
Total current assets	99,669	105,662
Restricted cash, long-term	8,813	10,000
Property, plant and equipment, net of accumulated depreciation of $15,463 and $11,897, respectively	81,008	34,855
Other long-term assets, net	44,224	30,647
Total Assets	$233,714	$181,164
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$15,965	$16,108
Current portion of debt obligations	1,594	1,131
Other current liabilities	6,375	6,645
Total current liabilities	23,934	23,884
Long-term debt obligations, net of current portion	19,830	3,450
Other long-term liabilities	15,135	13,851
Total Liabilities	58,899	41,185
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value of $0.001 per share, 50,000,000 shares authorized including Series A Convertible Preferred Stock: par value $0.001 per share, 8,900,000 shares authorized, none issued and outstanding	—	—
Common stock: par value of $0.001 per share, 100,000,000 shares authorized, 37,194,159 and 23,788,319 shares issued, and 32,576,013 and 19,170,173 shares outstanding at June 30, 2023 and December 31, 2022, respectively	37	24
Treasury stock, at cost: 4,618,146 and 4,618,146 shares as of June 30, 2023 and December 31, 2022, respectively	(47,692)	(47,692)
Additional paid-in capital	152,042	103,698
Retained earnings	70,428	83,949
Total Stockholders’ Equity	174,815	139,979
Total Liabilities and Stockholders’ Equity	$233,714	$181,164

TABLE 2
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenues:
Consumables	$20,445	$24,739	$41,250	$51,141
Total revenues	20,445	24,739	41,250	51,141
Operating expenses:
Consumables cost of revenue, exclusive of depreciation and amortization	15,336	19,910	32,511	41,417
Payroll and benefits	3,555	2,519	8,254	5,145
Legal and professional fees	1,868	1,555	6,406	3,727
General and administrative	3,345	1,869	6,123	3,795
Depreciation, amortization, depletion and accretion	2,428	1,588	4,565	3,094
Gain on sale of Marshall Mine, LLC	—	—	(2,695)	—
Other	—	34	—	34
Total operating expenses	26,532	27,475	55,164	57,212
Operating loss	(6,087)	(2,736)	(13,914)	(6,071)
Other income (expense):
Earnings from equity method investments	462	2,389	1,100	3,222
Interest expense	(834)	(90)	(1,368)	(176)
Other	603	111	785	(334)
Total other income	231	2,410	517	2,712
Loss before income taxes	(5,856)	(326)	(13,397)	(3,359)
Income tax benefit	—	—	33	—
Net loss	$(5,856)	$(326)	$(13,364)	$(3,359)
Loss per common share:
Basic	$(0.21)	$(0.02)	$(0.53)	$(0.18)
Diluted	$(0.21)	$(0.02)	$(0.53)	$(0.18)
Weighted-average number of common shares outstanding:
Basic	27,360	18,473	25,739	18,409
Diluted	27,360	18,473	25,739	18,409

TABLE 3
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(13,364)	$(3,359)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization, depletion and accretion	4,565	3,094
Gain on sale of Marshall Mine, LLC	(2,695)	—
Operating lease expense	1,449	1,300
Stock-based compensation expense	1,108	948
Earnings from equity method investments	(1,100)	(3,222)
Amortization of debt discount and debt issuance costs	244	—
Other non-cash items, net	3	483
Changes in operating assets and liabilities:
Receivables and related party receivables	3,622	2,444
Prepaid expenses and other assets	2,213	(779)
Inventories, net	(4,946)	(4,079)
Other long-term assets, net	(2,886)	2,942
Accounts payable and accrued expenses	(10,114)	(2,509)
Other current liabilities	83	(450)
Operating lease liabilities	398	1,999
Other long-term liabilities	261	649
Distributions from equity method investees, return on investment	—	2,297
Net cash (used in) provided by operating activities	(21,159)	1,758
Cash flows from investing activities
Acquisition of property, plant, equipment, and intangible assets, net	(10,383)	(2,889)
Cash and restricted cash acquired in business acquisition	2,225	—
Payment for disposal of Marshall Mine, LLC	(2,177)	—
Acquisition of mine development costs	(1,247)	(326)
Distributions from equity method investees in excess of cumulative earnings	1,100	3,316
Proceeds from sale of property and equipment	—	1,204
Net cash (used in) provided by investing activities	(10,482)	1,305
Cash flows from financing activities
Net proceeds from common stock issuance	15,220	—
Net proceeds from Term Loan, related party, net of discount and issuance costs	8,522	—
Principal payments on finance lease obligations	(577)	(594)
Principal payments on Arq Loan	(213)	—
Repurchase of common stock to satisfy tax withholdings	(160)	(385)
Dividends paid on common stock	—	(45)
Net cash provided by (used) in financing activities	22,792	(1,024)
(Decrease) increase in Cash and Restricted Cash	(8,849)	2,039
Cash and Restricted Cash, beginning of period	76,432	88,780
Cash and Restricted Cash, end of period	$67,583	$90,819
Supplemental disclosure of non-cash investing and financing activities:
Equity issued as consideration for acquisition of business	$31,206	$—
Change in accrued purchases for property and equipment	$328	$173
Paid-in-kind dividend on Series A Preferred Stock	$157	$—
Acquisition of property and equipment under finance lease	$—	$1,641

Note on Non-GAAP Financial Measures
To supplement the Company's financial information presented in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"), this press release includes non-GAAP measures of certain financial performance. The non-GAAP measures include Consolidated EBITDA and Consolidated Adjusted EBITDA. The Company included non-GAAP measures because management believes they help to facilitate comparison of operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of the financial statements by excluding certain expenses that may not be indicative of core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures.
The Company has defined Consolidated EBITDA (EBITDA Loss) as net income (loss) adjusted for the impact of the following items that are either non-cash or that we do not consider representative of our ongoing operating performance: depreciation, amortization, depletion, accretion, amortization of upfront customer consideration, which was recorded in conjunction with the Marshall Mine Acquisition ("Upfront Customer Consideration"), interest expense, net and income taxes. The Company has defined Consolidated Adjusted EBITDA (EBITDA Loss) as Consolidated EBITDA (EBITDA Loss) reduced by the non-cash impact of equity earnings from equity method investments and gain on sale of Marshall Mine, LLC, increased by cash distributions from equity method investments, loss on early settlement of long-term receivable and the loss on change in estimate, asset retirement obligation. The Company believes that the Consolidated Adjusted EBITDA measure is less susceptible to variances that affect the Company's operating performance.
The Company presents the non-GAAP measures because the Company believes they are useful as supplemental measures in evaluating the performance of the Company's operating performance and provide greater transparency into the results of operations. The Company's management uses Consolidated EBITDA and Consolidated Adjusted EBITDA as a factor in evaluating the performance of its business. The adjustments to Consolidated EBITDA and Consolidated Adjusted EBITDA in future periods are generally expected to be similar. Consolidated EBITDA and Consolidated Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under GAAP.

TABLE 4

Advanced Emissions Solutions, Inc. and Subsidiaries
Consolidated Adjusted EBITDA Reconciliation to Net (Loss) Income
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(5,856)	$(326)	$(13,364)	$(3,359)
Depreciation, amortization, depletion and accretion	2,428	1,588	4,565	3,094
Amortization of Upfront Customer Consideration	127	127	254	254
Interest expense, net	308	54	598	118
Income tax benefit	—	—	(33)	—
(EBITDA loss) EBITDA	(2,993)	1,443	(7,980)	107
Cash distributions from equity method investees	462	3,100	1,100	5,613
Equity earnings	(462)	(2,389)	(1,100)	(3,222)
Gain on sale of Marshall Mine, LLC	—	—	(2,695)	—
Loss on early settlement of long-term receivable	—	—	—	535
Loss on change in estimate, asset retirement obligation	—	34	—	34
(Adjusted EBITDA loss) Adjusted EBITDA	$(2,993)	$2,188	$(10,675)	$3,067